FBL FINANCIAL GROUP, INC.
EXECUTIVE SALARY AND BONUS DEFERRED COMPENSATION PLAN
As Amended December 15, 2011 and August 21, 2013

1. PURPOSE. This Executive Salary and Bonus Deferred Compensation Plan is established to allow the officers of FBL Financial Group, Inc. (FBL) who are in salary grade 50 and above to participate in the ownership of FBL Common Stock through use of their base salary and/or annual cash bonus to purchase deferred units. In addition, the Plan is intended to allow the officers to meet certain stated FBL Common Stock ownership guidelines. For compensation deferred beginning in calendar year 2012 this Plan will no longer allow for the distribution of deferred benefits in shares of FBL Common Stock, but will only allow for the distribution of deferred benefits in cash. No additional deferrals of compensation may be made to this Plan after December 31, 2013.

2. DEFINITIONS. The following words have the definitions given them below:

a. “Affiliate” means any corporation, company limited by shares, partnership, limited liability company, business trust, other entity, or other business association that is controlled by FBL.

b. “Base Salary” means the annual compensation determined for the Officer before Bonus or any other compensation or employee benefits, including any amounts deferred by an Officer under this Plan.

c. “Board” means the board of directors of FBL.

d. “Bonus” means the annual cash bonuses payable to employees of FBL Financial Group under the FBL Financial Group Management Performance Plan, as long as it remains in effect, which bonus is subject to the control of the Board and of its Management Development and Compensation Committee, including any amounts deferred by an Officer under this Plan. “Bonus” for a particular Plan Year means the Bonus paid shortly after the end of such Plan Year based on performance for such Plan Year.

e. “Business Day” means a day on which FBL’s executive offices in West Des Moines, Iowa, are open for business and on which trading is conducted on the New York Stock Exchange.

f. “Change in Control Event” means a change in the ownership of FBL, a change in effective control of FBL, or a change in ownership of a substantial portion of the assets of FBL, and includes the exercise of discretion by FBL to terminate this plan and distribute the compensation deferred hereunder within 12 months of the Change in Control Event. A change in the ownership of FBL occurs when a person or group acting in concert acquires ownership of stock of FBL that, together with other stock of FBL held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation. A change in effective control of FBL occurs (i) on the date that a person or group acting in concert acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or group) ownership of stock possessing 35% or more of the total voting power of the FBL stock, or (ii) if a majority of FBL’s directors are replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the board prior to the date of the appointment or election. A change in the ownership of a substantial portion of FBL’s assets occurs on the date that a person, or a group acting in concert, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from FBL that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all the assets of FBL immediately prior to such acquisition or acquisitions. In determining if a Change in Control Event has occurred, the committee may rely upon additional material contained in Treasury Notice 2005-1, Guidance Under Section 409A of the Internal Revenue Code (“IRC”), Q&A 11, 12, 13 and 14, and subsequent guidance or regulations issued under Section 409A.

g. “Common Stock” means the Class A Common Stock, no par value per share, of FBL.

h. “Compensation Date” means each recurring monthly salary payment date and the date of paying the annual Bonus, which is usually between February 1 and February 15 of each year in reference to performance in the prior Plan Year.

i. “Distribution Date” means each date on which an Officer is entitled to receive a distribution from the Officer’s Unit Account.

j. “Fair Market Value” means, as to any particular day, the closing price quoted for a share of Common Stock trading on the New York Stock Exchange on that day, or if no such prices were quoted for the shares of Common Stock on the New York Stock Exchange for that day, the closing price quoted on the last prior Business Day on which prices were quoted. The closing price for the shares of Common Stock shall be that published in the edition of The Wall Street Journal or any successor publication for the next Business Day.

k. “Officer” means any officer of FBL who is in salary grade 50 or above, or is subject to the mandatory stock ownership requirements of the Management Development and Compensation Committee.

l. “Plan Year” means each 12-month period beginning on each January 1 and ending on each December 31.

m. “Shares” means shares of the Common Stock.

n. “Special Ledger” means a record established and maintained by FBL in which the Unit Accounts for the Officers and the Units credited to the accounts are noted.

o. “Unit Account” shall mean the account maintained in the Special Ledger for an Officer to which Units allocable to the Officer under this Plan are credited.

p. “Unit” means a credit in a Unit Account representing one Share.

3. BASE SALARY AND BONUS ELECTION. For each Plan Year in which a person is an Officer during the existence of this Plan, the Officer may elect to have deferred by FBL crediting Units to a Unit Account maintained for the Officer, up to 100% of his or her Base Salary, and up to 100% of his or her Bonus, under an election which must be made not later than the last day of the year prior to the Plan Year for which such Base Salary and Bonus will be earned, or within 30 days of the date the person becomes an Officer of FBL, or within 30 days following the effective date of the Plan for salary earned after the date of election to defer. However, when a person becomes an Officer during a year a bonus may only be deferred if the bonus is performance based compensation and the election is received by June 30 of the year the person becomes an Officer. Each election must be made by the Officer by filing an election form with the Secretary of FBL on or before the applicable deadline. If an Officer does not file an election form for each Plan Year by the applicable deadline, the Officer will be deemed to have elected to receive the entire Base Salary paid during the Plan Year and Bonus applicable to such Plan Year in cash. Deferral elections relating to a Plan Year may not be changed after the beginning of that Plan Year. A deferral election expires at the end of such Plan Year. No deferral elections may be filed for years beginning after December 31, 2013.

4. THE UNITS. If an Officer defers any portion of the Base Salary or Bonus for a Plan Year in the form of Units, then on each Compensation Date, FBL will credit a Unit Account maintained for the Officer with a number of Units equal to (1) the dollar amount of the Base Salary and Bonus then payable that the Officer has elected to defer, divided by (2) the Fair Market Value on the Compensation Date, rounded to the nearest-thousandth of a Unit. If the Common Stock is the subject of a stock dividend, stock split, or a reverse stock split, the number of Units will be increased or decreased, as the case may be, in the same proportion as the outstanding shares of Common Stock. FBL will credit to the Officer’s Unit Account on the date any dividend is paid on the Common Stock, an additional number of Units equal to (1) the aggregate amount of the dividend that would be paid on a number of Shares equal to the number of Units in the Officer’s Unit Account on the date the dividend is paid, divided by (2) the Fair Market Value on that date, rounded to the nearest one-thousandth Unit.

5. DISTRIBUTION OF THE AMOUNTS IN A UNIT ACCOUNT.

a.    At the time of making each annual deferral election, the Officer may elect to receive Distributions from a Unit Account under the method and at the time(s) as follows:

1. Method. A lump sum payment or either five or ten annual installments. If no election is made the payment will be in a lump sum.

2. Time. Pursuant to one of the following choices. If no election is made, the time for payment will be upon separation from service.

(a) Upon separation from service, as defined in Treasury Regulations. However, if the Officer was a “key employee” of the Company, i.e., an Officer with annual compensation in excess of $135,000 per year (in 2005, and in excess of limits set by Treasury Regulations for subsequent years) who is among the top 50 compensated officers, the Officer will be subject to a six month post termination waiting period before any Distribution is made on account of separation from service. The six month limitation will apply to any Distributions described in this Plan which are related to a separation from service election.

b) On a specified date or upon separation from service, whichever is earlier; provided, however, if separation from service is the triggering date, then the restriction on timing of payment to a “key employee” as set forth in subsection 5.2(a) above shall apply. The lump sum payment or the first annual payment, as applicable, shall be made on such date. Each other annual payment, if applicable, shall be made on the same date in each subsequent year.

3. Change in election. An election can be changed in the future only with notice made not less than 12 months prior to the first originally scheduled payout date, with a lump sum payment

(or all annual payments) deferred for an additional period of at least five years from when any payment was initially scheduled.

4. Acceleration. No acceleration of any payment shall be permitted except as provided in this paragraph 4. FBL will make payment in full in a lump sum upon an event of (a) death, (b) disability as defined in Code §409A(a)(2)(C), (c) Change of Control Event, (d) domestic relations order, (e) order to comply with a certificate of divestiture, or (f) deminimus balance not exceeding $50,000 at the date of initial Distribution. Upon the occurrence of an unforeseeable emergency, as defined in Code §409A(a)(2)(B)(ii), FBL will make a lump sum payment to the Officer, but only to the extent necessary to satisfy the emergency and pay resulting taxes. Payments under this paragraph 4 will be made by order of the Committee and subject to the definition of and limitations on such events in the Treasury Regulations.

b.    Form of Payment. All deferrals made through December 31, 2011 shall be paid in Shares. All Share distributions are in whole shares, and cash for fractional shares. For all deferrals made after January 1, 2012, all Distributions shall be paid in cash.

c.     For Share Distributions: Officers electing Distributions in Shares in a lump sum will receive that number of Shares equal to the number of Units with which the former Officer’s Unit Account is credited, with any fractions of a Share to be paid in cash. FBL will issue the Shares as soon as practicable, at or after the Distribution Date. Officers electing Distributions in Shares in installments will receive a pro rata number of Shares for each installment plus additional Shares equal to the Units credited to the Unit Account respecting dividends paid on the Common Stock since the last installment was made. FBL will issue the first installment of Shares as soon as practicable at or after the former Officer’s Distribution Date. The remaining installments of Shares will be issued on or about each anniversary of the Officer’s Distribution Date.

d.    For Cash Distributions: Officers electing Distributions in cash in a lump sum will receive an amount equal to the number of Units being distributed multiplied by the Fair Market Value of the Shares on the day prior to the Distribution Date, payable as soon as practicable after the Distribution Date. Officers electing Distributions in cash in installments will receive a distribution equal to a pro rata number of Units in the Unit Account multiplied by the Fair Market Value of the Shares on the day prior to the date of the installment, payable as soon as practicable after the Distribution Date. The remaining installments of cash will be issued on or about each anniversary of the Officer’s Distribution Date, in an amount equal to a pro rata number of Units in the Unit Account multiplied by the Fair Market Value of the Shares on the day prior to the date of the installment, payable as soon as practicable thereafter.

6. DISTRIBUTION IN THE EVENT OF AN OFFICER’S DEATH OR DISABILITY. Each Officer must designate one or more beneficiaries of the Officer’s Unit Account, who may be changed from time to time, by filing a prescribed form with FBL’s Secretary. If no designation of beneficiary is made, any deferred benefits under this Plan will be paid to the Officer’s spouse, if any, then children pro rata, if any, and if none survive, to the Officer’s estate upon his or her death. If an Officer dies while in office or a former Officer dies during the installment payment period, FBL will pay a lump sum in cash to the beneficiary as soon as practicable. Should the Officer or former Officer become disabled within the meaning of that term in applicable Treasury Regulations, the deferred benefits will be paid to the person or the person’s guardian as soon as practicable in cash in a lump sum. The cash distribution shall be equal to the number of Units credited to the Unit Account multiplied by the Fair Market Value of the Shares on the day prior to the Distribution Date.

7. WITHHOLDING FOR TAXES. FBL will withhold the amount of cash and Shares necessary to satisfy FBL’s obligation to withhold federal, state, and local income and other taxes on any benefits received by the Officer, the former Officer or a beneficiary under this Plan. FICA taxes are due as compensation is earned and FBL will withhold from the Officer’s other compensation sources necessary amounts. In the event Officer defers a percentage of Base Salary and/or Bonus such that an insufficient amount remains for withholding of FICA or other required taxes at any deferral date, Officer agrees to make arrangements for payment of withholding from other sources before such date.

8. NO TRANSFER OF RIGHTS UNDER THIS PLAN. An Officer or former Officer shall not have the right to transfer, grant any security interest in, or otherwise encumber rights he or she may have under this Plan or any Unit Account maintained for the Officer or former Officer or any interest therein. No right or interest of an Officer or a former Officer in a Unit Account shall be subject to any forced or involuntary disposition or to any charge, liability, or obligation of the Officer or former Officer, whether as the direct or indirect result of any action of the Officer or former Officer or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors’ rights law. Any action attempting to effect any transaction of that type shall be null, void, and without effect.

9. UNFUNDED PLAN. This Plan will be unfunded for federal tax purposes. The Unit Accounts are entries in the Special Ledger only and are merely a promise to make payments in the future. FBL’s obligations under this Plan are unsecured, general contractual obligations of FBL.

10. AMENDMENT AND TERMINATION OF THE PLAN. The Board or Management Development and Compensation Committee of the Board may amend or terminate this Plan at any time. An amendment or the termination of this Plan will not adversely affect the right of an Officer, former Officer, or Beneficiary to receive Distributions at the effective date of the amendment or termination of any rights that an Officer, former Officer, or a Beneficiary has in any Unit Account at the effective date of the amendment or termination.

11. GOVERNING LAW. This Plan shall be governed by the laws of the State of Iowa. The Plan is administered by the Management Development and Compensation Committee and it has the right to interpret this Plan, and any interpretation by the committee shall be conclusive as to the meaning of this Plan.

12. EFFECTIVE DATE AND TRANSITION. The effective date of this Plan shall be June 1, 2005, and the Plan will become operative and in effect on that date, subject only to the ratification of the Plan by the stockholders of FBL at FBL’s 2005 annual stockholders’ meeting. The Board has reserved and authorized for issuance, pursuant to the terms and conditions of this Plan, 250,000 shares of Common Stock.

Certificate of Secretary

I, Denny J. Presnall, Secretary of FBL Financial Group, Inc., do hereby certify that the foregoing FBL FINANCIAL GROUP, INC. EXECUTIVE SALARY AND BONUS DEFERRED COMPENSATION PLAN, was approved by the shareholders of FBL Financial Group May 20, 2005 and was amended by the Management Development and Compensation Committee of the Board of Directors December 15, 2011 and by the Stock Subcommittee of the Management Development and Compensation Committee of the Board of Directors on August 21, 2013.

/S/DENNY J. PRESNALL

__________________________
Denny J. Presnall, Secretary

Date: 10/30/2013